UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 15, 2008

WASTE CONNECTIONS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

COMMISSION FILE NO.  1-31507

94-3283464
(I.R.S. Employer Identification No.)

35 Iron Point Circle, Suite 200, Folsom, CA 95630
(Address of principal executive offices)

 (916) 608-8200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On July 15, 2008, Waste Connections, Inc. and its subsidiaries (collectively, the “Company”) entered into a Master Note Purchase Agreement (the “Agreement”) with certain accredited institutional investors pursuant to which the Company intends to issue and sell to the investors at a closing on October 1, 2008, $175 million of senior unsecured notes due October 1, 2015 (the “Notes”) in a private placement.  The closing is subject to customary conditions to be fulfilled by the Company to the reasonable satisfaction of the purchasers.  The Notes will bear interest at the fixed rate of 6.22% per annum with interest payable in arrears semi-annually on April 1 and October 1 beginning on April 1, 2009, and with principal payable at the maturity of the Notes on October 1, 2015.

The Notes, when issued, will be unsecured obligations and rank pari passu with obligations under the Company’s senior unsecured revolving credit facility pursuant to its revolving credit agreement with Bank of America, N.A., as Administrative Agent, and the other lenders party thereto.  The Company intends to use proceeds from the sale of the Notes to reduce borrowings under its senior unsecured revolving credit facility and for general corporate purposes.

The Notes will be subject to representations, warranties, covenants and events of default customary for a private placement of senior unsecured notes.  Upon the occurrence of an event of default, payment of the Notes may be accelerated by the holders of the Notes.  The Notes may also be prepaid by the Company at any time at par plus a make whole amount determined in respect of the remaining scheduled interest payments on the Notes, using a discount rate of the then current market standard for United States treasury bills plus 0.50%.  In addition, the Company will be required to offer to prepay the Notes upon certain changes in control.

The Company may issue additional series of senior unsecured notes pursuant to the terms and conditions of the Agreement, provided that the purchasers of the Notes shall not have any obligation to purchase any additional notes issued pursuant to the Agreement and the aggregate principal amount of the Notes and any additional notes issued pursuant to the Agreement shall not exceed $500 million.

The above description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as an exhibit to this report and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Master Note Purchase Agreement, dated July 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE CONNECTIONS, INC.
(Registrant)
Date: July 18, 2008
BY: /s/ Worthing F. Jackman
Worthing F. Jackman,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Master Note Purchase Agreement, dated July 15, 2008.